EXHIBIT INDEX

4.1      Form of Deferred Annuity Contract for non-qualified contracts (form
         31053).

4.2      Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 139042).

4.3      Form of Roth IRA Annuity Endorsement (form 139043).

4.4      Form of SIMPLE  IRA Annuity Endorsement (form 139044).

4.5      Form of Deferred Annuity Contract for tax-qualified contracts (form
         139035).

6.3 Copy of Amended and Restated By-Laws of IDS Life Insurance Company of New York.

8.2 Copy of Participation Agreement by and among IDS Life Insurance Company of New York, American Express Financial Advisors Inc., Alliance Capital Management L.P. and Alliance Fund Distributors dated March 1, 2000.

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.1     Consent of Independent Auditors for Retirement Advisor Variable
         Annuity(R).

10.2 Consent of Independent Auditors for Retirement Advisor Advantage(R) Variable Annuity/Retirement Advisor Select(R) Variable Annuity.

15.1     Power of Attorney to sign this Registration Statement.